EXHIBIT 99.1

Capstone Stays the Course and Attends CES 2022

DEERFIELD BEACH, FL, January 4, 2022 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology announced today that it will be featuring its Capstone Connected Smart Mirror program during the 2022 Consumer Electronics Show (CES) in Las Vegas from January 5 – 7, 2022.

Capstone Companies’ CEO and Chairman commented, “This CES opportunity is vitally important to all of us as we endured endless costly delays over the past 18 months. We are enthusiastic to introduce our innovative smart mirror program to the attendees of the various market segments we appeal to and are optimistic the media will be searching for the newest innovations and visit with us at our booth location in the days ahead. Capstone’s booth is in the Venetian Expo (formerly Sands) Halls A-C, #52943.”

He added, “First and foremost our employees are healthy. Through the continued COVID spread across the globe, all of our employees have remained responsible and caring of their respective communities, families and friends, staying in their respective bubbles, testing regularly and above all vaccinating fully including boosters.”

The Company also welcomes you to visit its updated e-commerce website at www.capstoneconnected.com that now enables users to purchase their preferred Smart Mirror.

About Capstone Companies, Inc

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneconnected.com for information on our current product offerings. Contents of referenced URL’s are not incorporated herein.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including: the prospects of a new product line like the Smart Mirrors; consumer and media response to Smart Mirrors at trade shows; the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line and consumer responsiveness to that product line; any difficulty in manufacturing the products or marketing Company products in its target markets; growing competition in the very competitive market; and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Coronavirus/COVID 19 pandemic continues to restrict or adversely impact the general economy as well as business operations of companies and retailers, especially consumer product companies like our company that has traditionally relied on retail distribution. Further, whether resulting from Coronavirus/COVID-19 pandemic or our status as a smaller reporting company or both factors, an increase in the cost or the difficulty to obtain debt or equity financing necessary to produce and promote our product line could affect our ability to fund operations or future financial and business performance. The future impact of Coronavirus/COVID-19 pandemic and the emerging variants of that virus on our company and its Smart Mirror launch continues to very difficult to foresee or predict. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission. Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise. Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment. Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

For more information, contact:

Company:

Aimee C. Brown

Corporate Secretary

(954) 252-3440, ext. 313

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